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                                                                   EXHIBIT 10.10

                              EMPLOYMENT AGREEMENT

          This EMPLOYMENT AGREEMENT, dated as of 12-16-97, is entered into between Tegal Corporation ("Company") and Steve DeOrnellas (the "Employee").

                                   RECITALS:

          A. WHEREAS, Employee is currently in the job position of Chief Technical Officer and Vice President of Corporate Development, and Company desires to retain Employee in that position, and

          B. WHEREAS, the Employee is willing to continue employment with the Company on the terms and conditions of this Agreement.

          NOW, THEREFORE, in consideration of the promises and the mutual covenants set forth in this Agreement, Company and Employee agree as follows:

          1. TERM OF EMPLOYMENT. Subject to the termination provisions hereinafter set forth, the Company will continue to employ the Employee, and the Employee accepts continued employment with the Company, for a period of three years ("Term") commencing on the date this Agreement is signed (the "Effective Date").

          2. DUTIES. The Employee will serve as Chief Technical Officer and Vice President of Corporate Development of the Company and will discharge such duties and responsibilities, and enjoy such authorities, as are customary for such position. The Employee will devote his full time and attention to the affairs of the Company and will not enter the employ of or serve as a consultant to, or in any way perform any services, with or without compensation, for any other person, business or organization, where such contact would be inconsistent with, or prevent Employee from carrying out, his duties under this Agreement.

          3.   COMPENSATION AND EXPENSES.

               (a) Salary. During the Term, the Company will pay the Employee an annual salary of $165,000 (one hundred sixty-five thousand dollars) (the "Base Salary"); provided that Employee's Base Salary may be reduced to the extent that the Employee elects to defer any portion thereof under the terms of any deferred compensation or savings plan maintained by the Company. During the Term, Employee shall be entitled to annual merit increases of his Base Salary in accordance with Company policy. Employee's Base Salary may also be reduced, during the Term, consistent with reductions made to the salaries of other executive Officers of the Company. The Company will pay the Employee his Base Salary in equal installments no less frequently than monthly.

               (b) Incentive Payment. Employee shall be eligible for an annual incentive bonus payment in accordance with any incentive bonus program then in effect.

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               (c)  Expenses. The Company will reimburse the Employee for all reasonable travel, entertainment and miscellaneous expenses incurred in connection with the performance of his duties under this Agreement, provided that the Employee properly accounts for such expenses in accordance with the Company's practices.

               (d) Home Office. The Company recognizes that Employee's health may not permit him to work at the Company's corporate offices. In order to facilitate Employee's continued productive employment, Company shall provide Employee with computer, facsimile, and other equipment that Employee may reasonably require in order to perform his duties from home. All equipment made available to Employee pursuant to this paragraph shall be returned to Company by Employee upon any termination of Employee's employment.

          4. BENEFITS. The Employee will be entitled during the term of this Agreement to participate in any vacation, stock option, pension, insurance or other benefit plan that is maintained by the Company for executive-level employees.

          5.   TERMINATION.

               (a) Termination by the Company Without Cause. The company may terminate the Employee's employment under this Agreement without cause at any time by giving no less than 30 days written notice to the Employee. However, in the event that the company desires to terminate Employee's employment without cause, the company agrees that it will permit Employee to apply for disability. The Company further agrees that it will take no action to oppose or undermine Employee's claim for disability insurance benefits. Upon any termination by Company without cause, the Company shall pay Employee's salary and benefits through the date of termination of his employment and any severance pay to which the Employee may be entitled under the Company's policies.

               (b) Termination by the Company for Cause. The Company may immediately terminate the Employee's employee at any time for cause by giving written notice to the Employee. Upon any such termination for cause, the Employee shall have no right to compensation or benefits, except as required by law, for any period subsequent to the date of termination. For purposes of this
Section 5(b), "cause" shall mean: the Employee wilfully engages in an act or omission which is in bad faith and to the detriment of the Company, engages in misconduct or willful malfeasance, or engages in any act of dishonesty, disclosure of Company confidential information not required by the duties of Employee, commercial bribery, criminal act or perpetration of fraud.

               (c) Termination by Death or Disability. In the event that Employee dies or becomes completely disabled from performing his duties during the Term of this Agreement, the Company shall be relieved of all obligations under this Agreement, except for payment of salary and the provision of benefits through the date of Employee's death or until Employee goes out on full-time disability, whichever is earlier.

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               (d)  Termination by Employee. The Employee may terminate his/her employment under this Agreement at any time by giving written notice to the Company. Such termination will become effective upon the date specified in such notice, provided that such date is at least 14 days after the date of delivery of the notice. Upon any such termination, the Company shall be relieved of all of its obligations under this Agreement, except for payment of salary and the provisions of benefits through the effective date of termination.

          6.   ARBITRATION.

          The Company and Employee agree that any controversy or claim (contract, tort or statutory) under federal, state or local law between company and Employee arising out of Employee's employment with the Company including, without limitation, the construction or application of any of the terms, provisions or conditions of this Agreement, shall, on written request of either party served upon the other, be submitted to final and binding arbitration. Such arbitration shall be conducted according to the Model Employment Arbitration Procedures of the American Arbitration Association, except as otherwise provided herein. The arbitration shall be conducted before the American Arbitration Association or such other arbitration service as the parties may, by mutual agreement, select. The arbitrator shall be appointed by agreement of the parties hereto or, if no agreement can be reached, by the American Arbitration Association pursuant to its rules.

          Judgment on the award the arbitrator renders may be entered in any court having jurisdiction over the parties. The arbitration shall be conducted in Portland, Oregon or such other jurisdiction as the Company's headquarters may be located. Costs, including attorney's fees, may be sought by the prevailing party and awarded by the Arbitrator. This paragraph shall survive the expiration or termination of this Agreement. If any part of this paragraph is found to be void as a matter of law or public policy, the remainder of the paragraph will continue to be in full force and effect.

          7.   MISCELLANEOUS.

               (a) Assignment. The rights and obligations of the parties under this Agreement shall inure to the benefit of and be binding upon their respective successors and assigns. The Employee agrees that the Company may assign its rights and obligations under this Agreement to any successor-in-interest. The Employee may assign his/her rights and obligations hereunder only with the express written consent of the Company, except that the rights under this Agreement shall inure to the benefit of the Employee's heirs or assigns in the event of his/her death. Except as expressly provided in this paragraph, no party may assign its/his/her rights and obligations hereunder; and any attempt to do so will be void.

               (b) Severability. If any provision of this Agreement otherwise is deemed to be invalid or unenforceable or is prohibited by the laws of the state or jurisdiction where it is to be performed, this Agreement shall be considered divisible as to such provision, and such provision shall be inoperative in such state or jurisdiction and shall not be part of the consideration moving from any of the parties to any other. The remaining provisions of this

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Agreement shall be valid and binding and of like effect as though such provision were not included.

               (c) Notice. Notices given pursuant to the provisions of this Agreement shall be delivered personally or sent by certified mail, postage pre-paid, or by overnight courier, or by telex, telecopier or telegraph, charges prepaid, to the Company's then-current business address or, in the event the notice is to Employee, the address that Employee has represented to Company as current.

               (d) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with laws of the State of California, without giving effect to the conflict of laws rules thereof.

               (e) Waiver; Amendment. The waiver by any party to this Agreement of a breach of any provision hereof by any other party shall not be construed as a waiver of any subsequent breach. No provision of this Agreement may be terminated, amended, supplemented, waived or modified other than by an instrument in writing, signed by the party against whom the enforcement of the termination, amendment, supplement, waiver or modification is sought.

               (f) Entire Agreement. This Agreement represents the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes any previous agreement or understanding.

               (g) Execution in Counterparts. This Agreement may be executed in counterparts with the same force and effectiveness as though executed as a single document.

          IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement as of the day and year first above written.


TEGAL CORPORATION

By: ROBERT V. HERY                              STEVE DEORNELLAS
    ------------------------------              -----------------------------
    Robert V. Hery                              Steve DeOrnellas
Title: Chairman, CEO and President


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